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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2001 included in Xcel Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, relating to the consolidated financial statements of Xcel Energy Inc., and to all references to our Firm included in this Registration Statement.


/s/ ARTHUR ANDERSEN LLP


Minneapolis, Minnesota
December 12, 2001